UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 7, 2014
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CareFusion Corporation
(Exact Name of Registrant as Specified in its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)
3750 Torrey View Court, San Diego, California 92130
(Address of Principal Executive Offices, Including Zip Code)
(858) 617-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 7, 2014, CareFusion Corporation (the “Company”) issued a news release in which the Company announced that its Board of Directors (the “Board”) had resolved to increase the size of the Board from nine directors to ten directors and that it elected Mr. Supratim Bose as a new Class II director of the Company, effective May 7, 2014. As a Class II director, Mr. Bose will stand for election by the Company’s stockholders at the 2014 Annual Meeting of Stockholders, which is expected to be held in November 2014. A copy of the news release is furnished as Exhibit 99.1 to this report.

Supratim Bose is currently Executive Vice President and President, Asia-Pacific, Middle East and Africa for Boston Scientific Corporation, a position he has held since January 2013. Mr. Bose joined Boston Scientific in December 2011 as Executive Vice President and President, Asia-Pacific and served in that role until he also assumed responsibility for the company's Middle East and Africa international units. Before joining Boston Scientific, Mr. Bose was Founder and Chief Executive Officer of Singapore-based Bose Consulting Group, which specialized in strategic management consulting services for the health care industry, from January 2010 to December 2011. Previously, he worked for nearly 30 years at Johnson & Johnson, where he concluded his tenure as Company Group Chairman of its Medical Devices and Diagnostics business in 2009. Mr. Bose joined Johnson & Johnson Ltd. India in 1981, and held a variety of management positions of increasing responsibility.

The Company’s non-employee director compensation program includes an annual cash retainer of $100,000, plus additional cash retainers for service on the three standing committees of the Board. In addition, the Company grants its directors an annual equity award in the form of restricted stock units (“RSUs”) with a value of $165,000 on the grant date. These awards are typically granted on the date of the Annual Meeting of Stockholders and vest in full one year from the grant date. In connection with his election to the Board, Mr. Bose will receive a pro-rated cash retainer in the amount of $50,000, and to the extent he joins any of the three standing committees of the Board, he will be eligible to receive an additional cash retainer for such service, pro-rated for his length of service on the committee. In addition, on May 7, 2014, the Company granted Mr. Bose a pro-rated RSU award for 2,059 shares of the Company’s common stock with a value of $82,500. These RSUs will vest in full on November 6, 2014.

The Company also entered into an Indemnification Agreement with Mr. Bose. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Bose to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 99.2. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company directors.

In electing Mr. Bose as a director, the CareFusion Board of Directors considered Mr. Bose’s executive management and leadership experience at publicly traded multinational medical device companies. Among other things, Mr. Bose’s many years of executive leadership experience in building markets across Asia- Pacific, the Middle East and Africa, will permit him to contribute valuable strategic management insight to the CareFusion Board of Directors, particularly as the Company continues to focus on growing its business outside the United States.

Mr. Bose is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Mr. Bose was named a director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on May 7, 2014*
99.2
Form of Indemnification Agreement between CareFusion Corporation and individual directors (incorporated by reference to Exhibit 10.5 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on June 26, 2009, File No. 1-34273).

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*Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: May 7, 2014	By:	/s/ Joan Stafslien
	Name:	Joan Stafslien
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on May 7, 2014*
99.2
Form of Indemnification Agreement between CareFusion Corporation and individual directors (incorporated by reference to Exhibit 10.5 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on June 26, 2009, File No. 1-34273).

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*Furnished herewith.